Exhibit 10.1

DIRECTOR RESTRICTED STOCK AGREEMENT

This Director Restricted Stock Award Agreement (the “Agreement”) is made effective as of «Effective_Date» (the “Effective Date”) between «First» «Last» (the “Director”) and MPS Group, Inc., a Florida corporation (the “Company”).

W I T N E S S E T H    T H A T:

WHEREAS, the Company has awarded to the Director «Shares» shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Stock”), effective as of the Effective Date, pursuant to the Amended and Restated 2004 Equity Incentive Plan (the “Plan”), as a reward for prior service and as an incentive to remain with the Company or its subsidiaries or affiliates and to work to increase the value of the Stock; and

WHEREAS, the Shares are subject to the terms and conditions hereinafter provided;

NOW, THEREFORE, the Company and the Director agree to the foregoing and as follows:

1. AWARD. The Director hereby is granted «Shares» Shares as of the Effective Date subject to all the terms and conditions of this Agreement.

2. STOCK CERTIFICATE; UNCERTIFICATED STOCK.

(a) The Company may in its discretion issue one or more stock certificates (the “Certificate(s)”) in the name of the Director for the Shares, which the Director hereby acknowledges and agrees would be subject to and bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and MPS Group, Inc., effective as of «Effective_Date». Copies of such Agreement are on file in the offices of the Secretary, MPS Group, Inc., 1 Independent Drive, Jacksonville, Florida 32202.”

The Director shall forfeit and/or return the Certificate(s) to the Company upon the forfeiture of any Shares, pursuant to this Agreement. Thereafter, the Company shall reissue Stock pursuant to Section 2(c) of this Agreement for the number of Shares, if any, which were not forfeited. The new Stock, if any, and the Shares represented thereby, shall remain subject to this Agreement.

(b) The Company may in its discretion issue in the name of the Director the Shares in an uncertificated form as properly recorded in the books and records of the Company, including its stock transfer book, which Shares the Director hereby acknowledges and agrees would be subject to the same restrictions and limitations on transferability (including forfeiture) as are set forth for the Certificate(s) in Section 2(a) of this Agreement.

(c) In the event that Shares are forfeited pursuant this Agreement, (i) if a Certificate has been issued pursuant to Section 2(a) hereof, the Company shall reissue a Certificate pursuant to Section 2(a) of this Agreement for the number of Shares, if any, which were not forfeited and (ii) if no Certificate has been issued and the Shares are uncertificated in accordance with Section 2(b) hereof, then the forfeiture of the Shares shall be recorded in the books and records of the Company, including its stock transfer book. Notwithstanding the foregoing, all unforfeited Shares held by the Director pursuant to this Agreement shall remain subject to the terms of this Agreement and the Plan.

3. VESTING OF SHARES. The Director agrees the Shares shall vest on the date and in the amount as follows:

Vesting Date	Number of Shares Vested
«Vest_1»	«Vest_Share_1»
«Vest_2»	«Vest_Share_2»
«Vest_3»	«Vest_Share_3»
«Vest_4»	«Vest_Share_4»

(a) If the Director shall cease to serve on the Board of Directors of the Company at any time prior to the Vesting Date set forth above, then the Director shall forfeit and return to the Company any Shares which remain unvested as of such date for no payment.

(b) Notwithstanding the provisions of Section 3(a) above, the Director shall become vested in the Shares then remaining unvested upon the occurrence of (i) death or Disability or (ii) a Change in Control of the Company (as any of such capitalized terms are defined in the Plan).

(c) No Shares hereunder shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by the Director unless and until vested pursuant to this Section 3 above.

4. VOTING RIGHTS; DIVIDENDS; CAPITAL CHANGES.

(a) Except as otherwise limited or provided in this Agreement, with respect to any Shares subject to the restrictions of this Agreement, the Director shall be a shareholder of the Company and (i) shall have all of the rights of a shareholder with respect to the Shares, including full power to vote all of the Shares from time to time, and (ii) shall be entitled to receive dividends and/or distributions declared on such Shares.

(b) Any new, additional or different shares of capital stock or other securities issued with respect to any of the Shares described herein or in substitution or replacement thereof shall be subject to all of the terms and conditions of this Agreement and shall be delivered to the Director (or the Director’s beneficiary) or revert to the Company under the same circumstances as the original Shares with respect to, or in substitution for which, they were issued.

5. DELIVERY OF SHARES.

(a) If the Director refuses to deliver to Company a properly endorsed stock certificate for any Shares forfeited, the Director hereby authorizes and directs the Company to cancel on its books and records (including but not limited to its stock transfer book) the Director’s ownership of the Shares and to take whatever action the Company deems necessary or appropriate to have such Shares registered in the name of the Company without any further action, or direction, by the Director. The Company shall have similar rights to cancel on its books and records (including but not limited to its stock transfer book) the Director’s ownership of any Shares in an uncertificated form and to take whatever action the Company deems necessary or appropriate to have such Shares registered in the name of the Company without any further action, or direction, by the Director.

(b) The Company may in its discretion require the execution and delivery by the Director of blank stock powers, an escrow agreement, and related schedules and exhibits, as a condition of issuance or delivery of, or removal of restrictions from, the Shares or Certificate(s).

(c) The Company may in its discretion require that the Director pay, or evidence to the Company’s satisfaction arrangement for the payment of, Federal, state or local taxes associated with the award or vesting of the Shares, as a condition of issuance or delivery of, or removal of restrictions from, the Shares or Certificate(s).

6. COMPLIANCE WITH LAW AND REGULATIONS; INCORPORATION OF PLAN. The obligations of the Company hereunder are subject to all applicable Federal and state laws and to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any other government or regulatory agency. This Agreement is expressly made subject to the terms of the Plan, the terms and conditions of which are expressly incorporated herein by reference. The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

7. ATTORNEYS’ FEES. The prevailing party in any litigation hereunder shall be entitled to attorneys’ fees and costs of litigation.

8. GOVERNING LAW. The terms of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to any issues of conflicts of laws.

9. MISCELLANEOUS.

(a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or five (5) days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Director, at the last known address set forth in the Company’s records and, if to the Company, to the Law Department of the Company at the executive offices of the Company at 1 Independent Drive, Jacksonville, FL 32202.

(c) This Agreement may not be modified or waived except in writing executed by each of the parties hereto.

(d) Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, such provision shall be reformed or enforced to the extent such may be rendered enforceable or valid, and in any event the remaining provisions of this Agreement shall not be affected thereby and shall continue in full force and effect in accordance with their own terms.

(e) This Award is conditioned on the Director’s execution and delivery of this Agreement. If this Agreement is not executed and delivered by the Director, it may be canceled by the Company.

IN WITNESS WHEREOF, the Director and the Company have executed the Agreement effective as of the day and year first above written.

MPS GROUP, INC.:

By:
Its:	T. Wayne Davis, Chairman Compensation Committee of the Board of Directors

DIRECTOR:

«First» «Initial» «Last»

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